Exhibit 99.1

Energous Wireless Power Solutions Reports 2024 Results

SAN JOSE, Calif. – February 27, 2025 – Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) (the “Company”), a pioneer in scalable, over-the-air (OTA) wireless power networks, today announced financial results for the year ended December 31, 2024, and provided an update on recent partnerships and Company highlights.

Fiscal Year 2024 Financial Results

•	Revenue for the year ended December 31, 2024 of $0.8 million versus approximately $0.5 million in 2023, representing a 62% increase year over year.
o	2024 represented a pivotal shift in revenue generation for the Company. Whereas approximately 80% of 2023 revenue consisted of non-recurring engineering services and micro-chip sales, in 2024 88% of revenue was generated by the sale of our PowerBridge transmitters – primarily attributable to demand for our PowerBridge PRO transmitters.
o	Revenue for the fourth quarter ended December 31, 2024 of $0.4 million versus approximately $0.2 million reported for the third quarter ended September 30, 2024, representing quarter over quarter growth of 86%.
•	Cost of revenue and operating expenses for the year ended December 31, 2024 totaled $19.2 million versus $22.6 million in 2023. Total 2024 GAAP cost of revenue and operating expenses consisted of approximately $0.7 million in cost of revenue, $8.3 million in research and development (R&D) expenses, $8.8 million in sales, marketing, general and administrative (SG&A) expenses, and approximately $1.4 million in severance expenses.
•	Non-GAAP operating expenses for the year ended December 31, 2024 were $16.2 million, decreasing from $20.0 million in 2023, representing a reduction of approximately $4.0 million, or 19%, year over year.
•	Continued operational cost reductions and increased commercial revenue yielded improved year over year net loss and net loss per share of approximately $(18.4) million, or $(2.57) per basic and diluted share for the year ended December 31, 2024, versus a net loss of approximately $(19.4) million, or $(4.15) per basic and diluted share, for 2023.
•	Non-GAAP net loss of approximately $(16.2) million for the year ended December 31, 2024 versus non-GAAP net loss of approximately ($19.1) million in 2023, representing a 15% improvement year over year.
•	Approximately $1.4 million in cash and cash equivalents as of December 31, 2024. As of February 25, 2025, cash and cash equivalents totaled approximately $11.7 million.

See “Non-GAAP Financial Measures” below for additional information.

Company Highlights

•	Revenue recorded in 2024 related to commercial PowerBridge transmitter system shipments surpassed all cumulative PowerBridge transmitter system revenue reported since introducing the product family to the market in the fourth quarter of 2021 – representing a significant milestone for the Company and illustrating growing adoption of our innovative wireless power network solutions.

•	Between January 1, 2025 and February 12, 2025, the Company raised approximately $13.4 million, net of issuance costs and expenses, under its at-the-market offering program. As of February 25, 2025, cash and cash equivalents totaled approximately $11.7 million. This capital allows the Company to execute its growth initiatives for 2025 and execute on the backlog of orders placed with the Company.
•	Ongoing cost reduction efforts during 2024 and continuing into February 2025 represent over approximately $6.8 million in annualized expense reductions. Management continues to explore additional ways to optimize operations to accelerate the path to profitability.
•	The Company was granted 13 new patents in 2024.
•	The Company rebranded its PowerBridge transmitters to better reflect the wireless power benefits of the solutions. The PowerBridge PRO, formerly known as the 2W transmitter, is an enterprise grade product with 8W EIRP capabilities as well as a full IP67 rating. Alternatively, the PowerBridge LITE, formerly known as the 1W transmitter, delivers 4W EIRP capabilities for dynamic use cases, such as transportation.
•	The Company was awarded the first phase of a multi-stage project by a Fortune 10 multinational retailer, which will deploy PowerBridge transmitters in more than 4,700 locations. (https://energous.com/company/newsroom/news/energous-awarded-scalable-multi-phase-contract-with-fortune-10-retailer/)
•	The Company has been engaged by a global leader in RFID-based source-to-shopper solutions to develop a battery-free smart tag that will enhance visibility and asset tracking for retail-focused Internet of Things (IoT) applications. (https://energous.com/company/newsroom/news/energous-to-develop-battery-free-smart-tag-for-global-rfid-leader/)
•	The PowerBridge transmitter won a Mobile Breakthrough Award for “IoT Innovation of the Year”. (https://energous.com/company/newsroom/news/energous-wins-mobile-breakthrough-award-for-iot-innovation/)
•	The Company received an order for its PowerBridge transmitter systems from a Fortune 10 multinational retail organization for real-time inventory tracking during transportation. This deployment follows the retailer’s previous orders of PowerBridge transmitters for its grocery distribution centers. (https://energous.com/company/newsroom/news/energous-powerbridge-transmitters-to-help-improve-transportation-efficiency-for-multinational-retailer/)

“Developing an emerging technology and driving innovation takes significant time and financial resources,” said Mallorie Burak, CEO and CFO, Energous Wireless Power Solutions. “In 2024, we demonstrated solid market traction for our solutions, as evidenced by the adoption of our wireless power technologies by major multinational corporations. We remain committed to building sales momentum, maintaining our focus on optimizing our operations to better position the Company for growth, and enhancing our intellectual property portfolio.”

About Energous Wireless Power Solutions

Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) is pioneering scalable, over-the-air (OTA) wireless power networks that enable unprecedented levels of visibility, control, and intelligent business automation. The Company’s wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management—from retail sensors, electronic shelf labels, and asset trackers, to air quality monitors, motion detectors, and more. For more information, visit http://www.energous.com/ or follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (GAAP). We use non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP operating expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense, severance expense, offering costs related to warrant liability and change in fair value of warrant liability, and the loss on the extinguishment of short-term debt. Non-GAAP operating expenses excludes depreciation and amortization, stock-based compensation expense and severance expense. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Energous Corporation

BALANCE SHEETS

(in thousands, except share amounts)

	As of
	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,353	$13,876
Restricted cash	-	60
Accounts receivable, net	78	102
Inventory	498	430
Prepaid expenses and other current assets	983	539
Total current assets	2,912	15,007
Property and equipment, net	356	429
Operating lease right-of-use assets	527	1,240
Total assets	$3,795	$16,676
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,852	$1,879
Accrued expenses	1,135	1,254
Accrued severance expense	28	134
Warrant liability	358	620
Operating lease liabilities, current portion	668	707
Short-term debt, net	818	-
Deferred revenue	13	27
Total current liabilities	4,872	4,621

Operating lease liabilities, long-term portion	-	557
Total liabilities	4,872	5,178

Stockholders’ equity (deficit):
Preferred stock	-	-
Common stock	1	1
Additional paid-in capital	399,362	393,539
Accumulated deficit	(400,440)	(382,042)
Total stockholders’ equity (deficit)	(1,077)	11,498
Total liabilities and stockholders’ equity (deficit)	$3,795	$16,676

Energous Corporation

STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Year Ended December 31,
	2024	2023
Revenue	$768	$474
Cost of revenue	756	279
Gross profit	12	195
Operating expenses:
Research and development	8,275	10,811
Sales and marketing	3,066	3,852
General and administrative	5,704	7,272
Severance expense	1,377	359
Total operating expenses	18,422	22,294
Loss from operations	(18,410)	(22,099)
Other income (expense), net:
Offering costs related to warrant liability	-	(592)
Change in fair value of warrant liability	262	2,515
Interest income, net	-	809
Loss on extinguishment of short-term debt	(219)	-
Other expense	(31)	-
Total other income (expense), net	12	2,732
Net loss	$(18,398)	$(19,367)
Basic and diluted net loss per common share	$(2.57)	$(4.15)
Weighted average shares outstanding, basic and diluted	7,153,385	4,663,594

Energous Corporation

Reconciliation of Non-GAAP Information

(in thousands)

	For the Year Ended December 31,
	2024	2023
Net loss (GAAP)	$(18,398)	$(19,367)
Add (subtract) the following items:
Depreciation and amortization *	192	187
Stock-based compensation **	663	1,678
Severance expense	1,377	359
Offering costs related to warrant liability	-	592
Change in fair value of warrant liability	(262)	(2,515)
Loss on extinguishment of short-term debt	219	-
Adjusted non-GAAP net loss	$(16,209)	$(19,066)

* Note:	Depreciation and amortization excludes $4 which is included in cost of revenue for the year ended December 31, 2024.
** Note:	Stock-based compensation excludes $130 which is included in severance expense and $6 which is included in cost of revenue for the year ended December 31, 2024.

Total operating expenses (GAAP)	$18,422	$22,294
Subtract the following items:
Depreciation and amortization *	(192)	(187)
Stock-based compensation **	(663)	(1,678)
Severance expense	(1,377)	(359)
Adjusted non-GAAP operating expenses	$16,190	$20,070

* Note:	Depreciation and amortization excludes $4 which is included in cost of revenue for the year ended December 31, 2024.
** Note:	Stock-based compensation excludes $130 which is included in severance expense and $6 which is included in cost of revenue for the year ended December 31, 2024.

Total research and development expenses (GAAP)	$8,275	$10,811
Subtract the following items:
Depreciation and amortization	(170)	(169)
Stock-based compensation	(213)	(658)
Adjusted non-GAAP research and development expenses	$7,892	$9,984

Total sales, marketing, general and administrative expenses (GAAP)	$8,770	$11,124
Subtract the following items:
Depreciation and amortization	(22)	(18)
Stock-based compensation	(450)	(1,020)
Adjusted non-GAAP sales, marketing, general and administrative expenses	$8,298	$10,086

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Investor Relations

IR@energous.com

Media Relations

pr@energous.com